UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reportedly): March 04, 2010

                                                                 OCEAN BIO-CHEM, INC.
                                         (Exact name of registrant as specified in charter)

Florida                                                                   2-11102                                                 59-1564329
(State or Other Jurisdiction                                     (Commission  File Number)                        (I.R.S. Employer
of Incorporation)                                                                                                                            Identification No.)

                                                          4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                                                           (Address of principal executive office Zip Code)

(954) 587-6280
                   Registrants telephone number, including area code:

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

On March 3, 2010, the Company received notification from its re-marketing agent that its City of Montgomery, AL. Series 1997 and Series 2002 Industrial Revenue Bonds with an approximate aggregate balance of $3,250,000, were sold to various bondholders. As previously disclosed, these bonds were tendered back to the Company during February 2009 resulting in a default interest rate of approximately prime rate. As a result of the re-marketing, the current interest rate is approximately 2 percent per annum and will adjust weekly, based on prevailing trends in the tax exempt interest market. These bonds are backed with a Letter of Credit from Regions Bank. Under the terms of the Letter of Credit, Regions Bank is obligated to pay the bondholders, if tendered. There had been no default on these bonds by the Company. It is our understanding that the bonds had been previously tendered, as a result of liquidity needs of the various bondholders. The re-marketing of the bonds is indicative of the public's confidence in the Company and Regions Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 4, 2010
Ocean Bio-Chem, Inc.

/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Vice President - Finance and Chief Financial Officer